                                                                   EXHIBIT 10.14


                              As of January 1, 1997


Mr. Henry T. Nicholas
Co-Chairman and Chief Executive Officer
Broadcom Corporation
16251 Laguna Canyon Road
Irvine, California  92618                            PRIVILEGED AND CONFIDENTIAL
                                                     ---------------------------

        Re: Engagement of Irell & Manella LLP

Dear Henry:

        We thank you for affording us the opportunity of representing Broadcom Corporation ("Broadcom"). This letter and the attached Standard Terms of Retention (which are incorporated into this letter by this reference) will serve to confirm the principal terms of our engagement. Please note that this letter agreement provides that any disputes between Broadcom and our firm shall be determined by binding arbitration.

        We understand that Broadcom is retaining our firm to act as counsel to it in connection with corporate, intellectual property and litigation matters as may arise from time to time. Unless otherwise confirmed in writing, the terms of this letter and its attachment will govern each matter within the corporate, intellectual property and litigation areas as to which we are engaged by you. We will promptly inform you of our time and resources availability to render requested services.

        The hourly rates of our professional staff range (typically on the basis of seniority) from [*****] to [*****] (in the case of partners and of-counsel), [*****] to [*****] (in the case of associates) and [*****] to [*****] (in the case of legal and clerical assistants). I am attaching a summary of the current hourly rates of those attorneys principally involved in matters for Broadcom. We will be assisted by other attorneys at the firm, and by other members of our professional staff, as needed, during the course of our engagement. Our firm's hourly rates change from time to time, typically as of January 1 of each calendar year, and the applicable rates will be those in effect at the time the particular services are rendered.


[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

Mr. Henry T. Nicholas
As of January 1, 1997
Page 2


        While Werner F. Wolfen continues to serve as a director of or business adviser to Broadcom, Broadcom will not be charged for his time on legal matters for the Company.

        On significant litigation matters, we will discount our fees for time billed during the calendar year 1997 by 10% in recognition of the anticipated volume of work involved.

        We will render to Broadcom periodic billings, typically monthly, for fees. The amounts reflected on our statements are due upon presentation.

        At all times I&M reserves the right to charge a premium over the hourly rates stated above (and to offset any discounts otherwise applicable) for legal services rendered in connection with a major corporate transaction or an unusually favorable result in litigation for Broadcom or in connection with a sale of Broadcom or a merger in which Broadcom is not the survivor or becomes the subsidiary of another entity. Any premium will be subject to Broadcom's approval.

        In appropriate circumstances we will reduce our fees where we believe we have been materially inefficient in the use of available personnel resources or where in our judgment the indicated value of our time spent is not justified by the work product produced.

        I&M will continue to bill Broadcom for all out of pocket and in house service expenses incurred by it on matters for Broadcom (including without limitation travel and lodging expenses and trial exhibits). Cost statements will be rendered monthly and are payable upon presentation. We will ask you to pay directly the fees and expenses of others, such as jury consultants and expert witnesses, engaged in your behalf, and you agree to do so.

        I&M shall be entitled to suspend or terminate legal services to Broadcom at any time if any fee or cost statement remains outstanding and unpaid for more than 60 days.

        We are attaching our Standard Terms of Retention, which are an integral part of our retention agreement and govern this engagement except to the extent that any provision of the Standard Terms of Retention conflicts with the express terms of this letter, in which case the terms of this letter shall govern.

        Heretofore Werner F. Wolfen, a partner of I&M, has acquired shares of Broadcom's Series B and Series D Preferred Stock as well as certain other shares of Broadcom Common Stock (collectively, the "Existing Shares"). A portion of the

Mr. Henry T. Nicholas
As of January 1, 1997
Page 3


Existing Shares are held by Mr. Wolfen for the benefit of other partners of I&M. By its execution below, Broadcom hereby acknowledges the foregoing economic interests and confirms its prior consent to acquisition of the Existing Shares by Mr. Wolfen for his benefit and that of the other partners of I&M. Broadcom also acknowledges that Mr. Wolfen currently serves as a director of Broadcom.

        Please be advised that the ownership interests in Broadcom held by Mr. Wolfen for his benefit and that of the other partners of I&M create certain potential conflicts of interest. Specifically, our interests as shareholders of Broadcom might be perceived as affecting our ability to give impartial, disinterested legal advice. For example, our advice regarding a given matter might be perceived as being colored by our determination of the likely upside to equity and attendant risks. While we would not accept ownership interests in Broadcom if we felt that, by doing so, we could not continue to adequately represent Broadcom's interests, it is possible that our economic interest in Broadcom will leave you uncomfortable with our representation, possibly at an inopportune time. Moreover, we may reach the conclusion that the existence of our economic interest makes it inappropriate to advise Broadcom with respect to issues that might arise, thus requiring it to retain different counsel, possibly at an inopportune moment, to advise it on such matters. So that we may continue to represent you, we are also asking Broadcom by your signature below to waive any conflict that has arisen in the past or that might arise hereafter by virtue of the status of Mr. Wolfen, I&M and/or the partners of I&M as the holders of the Existing Shares as well as any equity securities or other ownership interests in Broadcom or any successor entity that may be acquired upon conversion or exchange of any of the foregoing or the exercise of any ancillary rights.

        We ask that you take the time to review this letter and the attached Standard Terms of Retention to ensure that you fully understand the proposed terms of our engagement and believe that those terms are fair and reasonable. I would be pleased to answer any questions you might have. However, we suggest that Broadcom also consult with independent counsel before reaching any conclusions about our engagement.

BY SIGNING THIS AGREEMENT, AND AS FURTHER SET FORTH IN THE ATTACHED STANDARD TERMS OF RETENTION, THE PARTIES AGREE TO BINDING ARBITRATION OF DISPUTES, WHETHER AS TO FEES, QUALITY OF SERVICES RENDERED, THE ARBITRABILITY OF THE DISPUTE, ANY MATTER RELATING TO THE EXISTING SHARES, OR OTHERWISE, AND GIVE UP THEIR RESPECTIVE RIGHTS TO A JURY OR COURT TRIAL, AND WAIVE THEIR RESPECTIVE RIGHTS TO PROCEED UNDER THE ARBITRATION PROVISIONS OF THE STATE BAR ACT, CALIFORNIA BUSINESS AND PROFESSIONS CODE

Mr. Henry T. Nicholas
As of January 1, 1997
Page 4


ss.ss. 6200, ET SEQ. IF BROADCOM SO DESIRES, WE ENCOURAGE BROADCOM TO HAVE THIS AGREEMENT REVIEWED BEFORE EXECUTION BY INDEPENDENT COUNSEL ACTING ON ITS BEHALF.

        If, after careful consideration, you determine that this letter accurately reflects your understanding of our agreement, please acknowledge your approval and acceptance of these terms by signing and returning the enclosed copy of this letter.

                                                 Very truly yours,

                                                 IRELL & MANELLA LLP



                                                 By:  __________________________


        THE UNDERSIGNED HEREBY AGREES THAT, EXCEPT AS OTHERWISE CONFIRMED IN WRITING, THE TERMS AND CONDITIONS SET FORTH IN THIS LETTER AND THE ACCOMPANYING STANDARD TERMS OF RETENTION SHALL APPLY TO ALL SERVICES RENDERED BY IRELL & MANELLA LLP ON BEHALF OF THE UNDERSIGNED, CONFIRMS ITS CONSENT TO THE ACQUISITION OF THE EXISTING SHARES, AND WAIVES ANY CONFLICT OF INTEREST THAT HAS ARISEN IN THE PAST OR THAT MIGHT ARISE HEREAFTER BY VIRTUE OF THE REPRESENTATION OF BROADCOM BY IRELL & MANELLA LLP WHILE WERNER F. WOLFEN, IRELL & MANELLA LLP OR THE PARTNERS OF IRELL & MANELLA LLP HOLD ANY OWNERSHIP INTEREST IN BROADCOM. BROADCOM ACKNOWLEDGES THAT IRELL & MANELLA LLP HAS RECOMMENDED THAT BROADCOM HAVE THIS AGREEMENT REVIEWED BEFORE EXECUTION BY INDEPENDENT COUNSEL ACTING IN ITS BEHALF AND THAT IT HAS HAD A REASONABLE OPPORTUNITY TO DO SO.


                                                 BROADCOM CORPORATION,
                                                 a California corporation


                                                 By: ___________________________
                                                     Henry T. Nicholas,
                                                     Co-Chairman and
                                                     Chief Executive Officer

                 Standard Current Hourly Rates for I&M Attorneys
                    Principally Involved in Broadcom Matters
                              As of January 1, 1997



                           Partners

                           [*****]


                           Senior Counsel

                           [*****]


                           Associates

                           [*****]





[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                           STANDARD TERMS OF RETENTION
                             OF IRELL & MANELLA LLP


[*****]





[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

(310) 203-7521

                              As of January 1, 1998

Mr. Henry T. Nicholas
Co-Chairman and Chief Executive Officer
Broadcom Corporation
16251 Laguna Canyon Road
Irvine, California  92618                            PRIVILEGED AND CONFIDENTIAL
                                                     ---------------------------

        Re: Amendment to Engagement Agreement of Irell & Manella LLP

Dear Henry:

        This letter agreement supplements and amends the Letter Agreement between Broadcom Corporation ("Broadcom") and Irell & Manella LLP ("I&M") dated as of January 1, 1997 relating to the terms and conditions applicable to all legal services rendered by I&M on behalf of Broadcom (the "Engagement Agreement").

        The terms and conditions set forth in the Engagement Agreement are hereby modified as follows:

        1. For services rendered by I&M during the period January 1, 1998 through December 31, 1999, on all matters other than the matter described in Paragraph 2 hereof, I&M will bill fees to Broadcom at 90% of I&M's standard billing rates. Fee statements will be rendered monthly. Broadcom agrees to pay fee and cost statements in cash within 30 days of receipt. To encourage prompt payment of our fees for services rendered, I&M will accord Broadcom an additional discount, equal to 11.11% of the stated cash amount due on each fee statement rendered, if full payment of the statement is made by Broadcom within 45 days of receipt. I&M will have the right to terminate such additional discount if Broadcom fails to pay fee or cost statements within 45 days of receipt on three or more occasions. No discount will apply to cost statements.

        2. The parties agree that I&M will continue to represent Broadcom in the case entitled Stanford Telecommunications, Inc. v. Broadcom Corporation, Case No. C-96-21072 RMW (PVT) ENE, currently pending in the United States District Court for the Northern District of California (the "Action"). I&M has been representing Broadcom in the Action, and Broadcom currently owes I&M fees of [*****] for services





[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

Mr. Henry T. Nicholas
As of January 1, 1998
Page 3


rendered through December 31, 1997 as well as costs of [*****] in connection with the Action. Broadcom will continue to be responsible to pay I&M these amounts, as well as all future in-house service and out-of-pocket costs (e.g., copying, telephone, fax, word processing, travel and lodging, outside experts, court reporters, videographers, exhibits, etc.) incurred by I&M in connection with the Action, as provided in the Engagement Agreement. Nothing contained herein is intended to change or alter any of these obligations.

        For legal services provided by I&M with respect to the Action from and after January 1, 1998, Broadcom will pay I&M a flat fee of [*****] (the "STel Fee"), payable ratably, at the rate of [*****] per month, over the 18 month period commencing February 1, 1998, subject to the following:

        a. The STel Fee shall be payable in full regardless of any development or outcome in the Action and shall not be affected or changed by any such development or outcome, including without limitation any full or partial settlement of the Action at any time or any outcome that is unfavorable to Broadcom. If the Action proceeds through an initial trial on the merits, I&M has estimated that the remaining legal fees incurred through trial at its standard billing rates would be in excess of [*****].

        b. The STel Fee shall not include or be affected by the in-house service and out-of-pocket costs incurred by I&M in or otherwise associated with the Action, prompt payment of which costs shall continue to be Broadcom's separate obligation as provided in the Engagement Agreement.

        c. For purposes of this Paragraph 2, the "Action" shall include any claims or counterclaims against Stanford Telecommunications brought by Broadcom in Case No. C-96-21072 RMW (PVT) ENE. The STel Fee shall cover I&M's services associated with representing Broadcom in the Action from January 1, 1998 through the conclusion of an initial trial in the Action and any ancillary proceedings in the United States District Court, but shall not cover any services associated with (i) a second trial or retrial in the Action or any appeals in the Action,
(ii) any new case brought by or against Stanford Telecommunications (a "New Case"), or (iii) any other litigation not included within the definition of an "Action." In the event that a second trial, retrial, or appeal occurs in the Action, that a New Case is brought by or against Stanford Telecommunications, or that other litigation is brought by or against Broadcom, and the parties agree that I&M will handle such matter on behalf of Broadcom, I&M shall be separately compensated by Broadcom for such representation at I&M's then-applicable standard billing rates unless I&M and Broadcom execute a separate written agreement setting forth a different compensation arrangement for the representation.

        d. Broadcom shall be free to discharge I&M as its counsel in the Action at any time (subject to court approval) but such discharge shall not affect Broadcom's obligation to pay the STel Fee in full as provided above.




[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

Mr. Henry T. Nicholas
As of January 1, 1998
Page 4


        e. The monthly ratable payments of the STel Fee (the "STel Monthly Payments") shall be due and payable on the first day of each calendar month and shall not be subject to any "prompt payment" discounts such as those provided for other matters in Paragraph 1 hereof. Any STel Monthly Payment not paid within 30 days after its due date shall bear simple interest at 10% per annum as provided in the Engagement Agreement, and I&M shall have the right to suspend or terminate its representation of Broadcom in the Action if any STel Monthly Payment remains outstanding and unpaid for more than 60 days or if Broadcom is more than 30 days late in payment of STel Monthly Payments on three or more occasions.

        3. I&M and Broadcom may agree in the future that one or more new matters will be handled by I&M on a fixed fee basis, in addition to the matter described in Paragraph 2, in which case the fee discount arrangement described in Paragraph 1 hereof shall not apply to such new matter. Neither of the parties will be obligated to enter into any additional fixed fee arrangement, but if the parties agree to do so they will execute a separate written agreement setting forth the terms and conditions of the additional fixed fee arrangement. The terms of any such additional agreement will take into account various considerations, including, among other things, the estimated time to be incurred on the new matter, the difference between the agreed fixed fees on any prior matter and the time actually incurred (or estimated to be incurred) in connection with any such matter, the overall volume of legal work provided by Broadcom to I&M, the performance of I&M's Common Stock investment in Broadcom acquired pursuant to the letter agreement dated as of October 31, 1997, the availability of I&M professional staff to work on the matter, and competitive considerations.

        4. Broadcom shall not be obligated to obtain any legal services from I&M.

        5. I&M's "standard billing rates" shall mean the firm's standard hourly billing rates in effect from time to time. Broadcom acknowledges that such rates are subject to change and typically change as of January 1 of each calendar year.

        6. For services rendered by I&M after December 31, 1999, I&M will bill fees to Broadcom at I&M's standard billing rates. Fee statements will be rendered monthly and will be payable in cash upon presentation. To encourage prompt payment of our fees for services rendered, I&M will accord Broadcom a discount, equal to 10% of the stated cash amount due on each fee statement rendered, if full payment of the statement is made by Broadcom within 45 days of receipt. I&M will have the right to terminate such discount if Broadcom fails to pay fee or cost statements within 45 days of receipt on three or more occasions. No discount will apply to cost statements.

Mr. Henry T. Nicholas
As of January 1, 1998
Page 5


        The billing arrangement and prompt payment discount set forth in this Paragraph 6 shall also apply to all statements rendered for time incurred by I&M on non-litigation matters during the period October 1, 1997 through December 31, 1997 and to all statements rendered for time incurred on litigation matters during the period December 1, 1997 through December 31, 1997. In light of the foregoing, the existing 10% discount provided in the Engagement Agreement for fees on significant litigation matters will be discontinued for time incurred after November 30, 1997.

        7. In all other respects the Engagement Agreement (including without limitation the Standard Terms of Retention and arbitration provisions that are a part thereof) shall continue in full force and effect. The continuing terms and conditions of the Engagement Agreement shall include, among others, the provisions for reimbursement of costs, prompt payment of fees and costs, and I&M's right to charge a premium in certain circumstances.

        As always, we ask that you take the time to review this letter to ensure that you fully understand the proposed terms of our engagement and believe that those terms are fair and reasonable. I would be pleased to answer any questions you might have. However, as before we also encourage Broadcom to have this agreement reviewed before execution by independent counsel acting on its behalf.

        If, after careful consideration, you determine that this letter accurately reflects your understanding of our agreement, please acknowledge your approval and acceptance of these terms by signing and returning the enclosed copy of this letter.

                                           Very truly yours,

                                           IRELL & MANELLA LLP


                                           By:  ________________________________


        THE UNDERSIGNED HEREBY AGREES THAT, EXCEPT AS OTHERWISE CONFIRMED IN WRITING, THE TERMS AND CONDITIONS SET FORTH IN THIS LETTER, IN THE ENGAGEMENT AGREEMENT (AS MODIFIED HEREBY) AND IN THE STANDARD TERMS OF RETENTION ACCOMPANYING THE ENGAGEMENT AGREEMENT (AS MODIFIED HEREBY) SHALL APPLY TO ALL SERVICES RENDERED BY IRELL & MANELLA LLP ON BEHALF OF THE UNDERSIGNED. BROADCOM ACKNOWLEDGES THAT

Mr. Henry T. Nicholas
As of January 1, 1998
Page 6


IRELL & MANELLA LLP HAS RECOMMENDED THAT BROADCOM HAVE THIS AGREEMENT REVIEWED BEFORE EXECUTION BY INDEPENDENT COUNSEL ACTING IN ITS BEHALF AND THAT IT HAS HAD A REASONABLE OPPORTUNITY TO DO SO.


                                           BROADCOM CORPORATION,
                                           a California corporation



                                           By: _________________________________
                                               Henry T. Nicholas,
                                               Co-Chairman and Chief Executive
                                               Officer